                                                                    EXHIBIT 99.1


FOR IMMEDIATE RELEASE
FOR INVESTOR RELATIONS INFORMATION, CONTACT:
Qorvis Communications
Karen Vahouny, 703-744-7809; email: KVAHOUNY@QORVIS.COM


                    TRANSCRYPT REPORTS THIRD QUARTER RESULTS


LINCOLN, NE - November 7, 2000 - Transcrypt International, Inc. (OTC Bulletin
Board: TRII) today announced financial results for the quarter ended September 30, 2000. The Company reported a net loss of $1.5 million, or $0.11 per share, in the third quarter of 2000 compared to net income of $149,000, or $0.01 per share, in the prior year's third quarter. Revenues for the third quarter of this year were $11.7 million compared to $15.3 million in the same quarter of 1999. The decrease in revenues between periods was largely due to a drop in sales associated with systems installation projects in EF Johnson, as well as the fact that last year's third quarter had included $600,000 of Year 2000 upgrade revenues. Revenues for Transcrypt Secure Technologies increased from $1.3 million in the third quarter of fiscal 1999 to $2.1 million in the same quarter of 2000. Revenues for EF Johnson were $9.6 million for the third quarter of fiscal 2000 compared to $14 million for the same quarter of the previous year.

For the first nine months of 2000, the net loss was $7.3 million, or $0.56 per share, versus a net loss of $4.1 million, or $0.32 per share, for the first nine months of 1999. Excluding the positive benefit of litigation reserve adjustments, the net loss for the first nine months of 2000 was $7.7 million, or $0.59 per share, compared to a net loss of $6.4 million, or $0.49 per share, in the first nine months of 1999. Revenues were $34.9 million in the first nine months of 2000 versus $37.8 million in the first nine months of the prior year.

At September 30, 2000, Transcrypt had $13.3 million in cash, of which $10.0 million is pledged to secure the Company's $10.0 million bank line of credit. At September 30, 2000, Transcrypt had $7.9 million outstanding under the line of credit. In addition, Transcrypt had $72,000 in long term debt at September 30, 2000.

According to Michael F. Jalbert, chairman and chief executive officer, "Our shift from older products to the new generation of wireless communications has continued to adversely affect our operating results, particularly our ability to generate revenue growth at EF Johnson. It's important to note that our EF Johnson gross margins have been improving dramatically this year, moving from 3.9% in the first quarter to 11.9% in the second quarter and up to 21.5% in this quarter."

Jalbert notes, "Our decision to eliminate unprofitable or marginal product lines will not only reduce costs, but it will ensure that our sales and marketing efforts are aligned with our highest potential products. We believe that this restructuring should produce revenue growth in future periods, and enhance our prospects for achieving profitability and delivering shareholder value."

Transcrypt International, Inc. (WWW.TRANSCRYPT.COM) designs, manufactures and markets trunked and convention radio systems, stationary land mobile radio transmitters and receivers, including mobile and portable radios, and manufactures information security products that prevent the unauthorized interception of sensitive voice and data communication.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to the restructuring and realignment of product lines and its anticipated impact on future operating results. These forward looking statements are subject to certain risks and uncertainties that could cause the actual results, performance or achievements to differ materially from those expressed, suggested or implied by the forward-looking statements due to the number of risk factors. These factors include, but are not limited to, the timing of the full implementation of the restructuring plan, the level and mix of product sales, price and product competition, changes in technology, availability and sources of cash and funding, and other risks detailed in the Company's reports filed with the Securities & Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 1999.


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

                 TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        For the three and nine months ended September 30, 2000 and 1999
         (Unaudited and in thousands, except share and per share data)

                                                              THREE MONTHS ENDED                NINE MONTHS ENDED
                                                                 SEPTEMBER 30,                     SEPTEMBER 30,
                                                       ------------------------------      ------------------------------
                                                           2000              1999              2000              1999
                                                       ------------      ------------      ------------      ------------
Revenues                                               $     11,664      $     15,323      $     34,939      $     37,760
Cost of sales                                                 8,098             9,917            27,786            26,298
                                                       ------------      ------------      ------------      ------------
          Gross profit                                        3,566             5,406             7,153            11,462
                                                       ------------      ------------      ------------      ------------
Operating expenses:
     Research and development                                 1,417             1,220             4,377             4,445
     Sales and marketing                                      1,708             1,885             5,241             6,006
     General and administrative                               2,009             2,287             6,180             7,381
     Restructuring charge                                        --                --                --               523
     Provision for litigation settlement                         --                --              (387)           (2,221)
                                                       ------------      ------------      ------------      ------------
          Total operating expenses                            5,134             5,392            15,411            16,134
                                                       ------------      ------------      ------------      ------------

          Income (loss) from operations                      (1,568)               14            (8,258)           (4,672)

Other income (expense)                                           33               (33)              662               256
Interest income                                                 210               263               688               667
Interest expense                                               (155)              (95)             (417)             (395)
                                                       ------------      ------------      ------------      ------------
          Income (loss) before income taxes                  (1,480)              149            (7,325)           (4,144)

Income tax benefit                                               --                --                --                --
                                                       ------------      ------------      ------------      ------------
               Net income (loss)                       $     (1,480)     $        149      $     (7,325)     $     (4,144)
                                                       ============      ============      ============      ============

Net income (loss) per share - Basic and Diluted        $      (0.11)     $       0.01      $      (0.56)     $      (0.32)
                                                       ============      ============      ============      ============
Weighted average common shares - Basic                   13,731,297        12,946,624        12,997,555        12,946,624
                                                       ============      ============      ============      ============
Weighted average common shares - Diluted                 13,731,297        13,203,130        12,997,555        12,946,624
                                                       ============      ============      ============      ============


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

                 TRANSCRYPT INTERNATIONAL, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    September 30, 2000 and December 31, 1999
                                 (in thousands)

                                                              SEPTEMBER 30,  DECEMBER 31,
                                                                   2000          1999
                                                                 --------      --------
                                                               (unaudited)
                                     ASSETS

Current assets:
     Cash and cash equivalents                                   $ 13,270      $ 21,571
     Accounts receivable, net                                       6,701        12,675
     Receivables - other                                              561           316
     Cost in excess of billings on uncompleted contracts            1,818         2,298
     Inventory                                                     15,783        16,447
     Prepaid expenses                                                 537           500
     Deferred tax assets                                            2,395         2,395
                                                                 --------      --------
          Total current assets                                     41,065        56,202

Property, plant and equipment, net                                  2,513         3,766
Deferred tax assets                                                 9,981         9,981
Intangible assets, net                                             14,031        15,011
Other assets                                                          546           561
                                                                 --------      --------
                                                                 $ 68,136      $ 85,521
                                                                 ========      ========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
     Revolving line of credit                                    $  7,950      $  5,809
     Current portion of long-term debt                                 43           116
     Accounts payable                                               6,595         8,514
     Billings in excess of cost on uncompleted contracts            1,178         5,116
     Deferred revenue                                                 589         4,090
     Accrued expenses                                               3,273         5,764
                                                                 --------      --------
          Total current liabilities                                19,628        29,409

Provision for litigation settlement                                 4,197         5,996
Long-term debt, net of current portion                                 29           197
Deferred revenue                                                      450           633
                                                                 --------      --------
                                                                   24,304        36,235
                                                                 --------      --------
Commitments and contingencies
Stockholders' equity:
     Preferred stock                                                   --            --
     Common stock                                                     143           130
     Additional paid-in capital                                    92,188        90,331
     Accumulated deficit                                          (48,499)      (41,175)
                                                                 --------      --------
                                                                   43,832        49,286
                                                                 --------      --------
                                                                 $ 68,136      $ 85,521
                                                                 ========      ========





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